UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

CRAFT BREW ALLIANCE, INC.

(Name of Registrant as Specified in Its Charter)

ANHEUSER-BUSCH COMPANIES, LLC

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:
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This filing contains the following communications, which were issued by Anheuser-Busch Companies, LLC (“ABC”) on November 11, 2019:

1.	Press release jointly issued by ABC and Craft Brew Alliance, Inc., dated November 11, 2019
2.	Email to Wholesaler Equity Agreement Managers from Bob Tallett, Vice President, North America, Business and Wholesaler Development of ABC, dated November 11, 2019
3.	Email to Individual GA Stakeholders from ABC Representatives, dated November 11, 2019
4.	Email to ABC U.S. Employees from Marcelo “Mika” Michaelis, Vice President, North America, Marketing of ABC, dated November 11, 2019
5.	Email to ABC Craft Partner Employees from Marcelo “Mika” Michaelis, Vice President, North America, Marketing of ABC, dated November 11, 2019

1

Craft Brew Alliance and Anheuser-Busch Announce Expanded Partnership

Agreement builds upon successful 25-year relationship

NEW YORK AND PORTLAND, Ore. Nov. 11, 2019 – Today, Craft Brew Alliance (“CBA”) (Nasdaq: BREW), a Portland-based brewing company that creates world-class craft beers, and Anheuser-Busch (“A-B”) jointly announced an agreement to expand their partnership, with A-B agreeing to purchase the remaining CBA shares it does not already own in a merger transaction for $16.50 per share, in cash.

“Today’s announcement represents an exciting next step in a long and successful partnership with Anheuser-Busch, whose support for the growth of our business and brands traces back over 25 years,” said Andy Thomas, CEO of CBA. “By combining our resources, our talented teammates, and dynamic brands, we will look to nurture the growth of CBA’s existing portfolio as we continue investing in innovation to meet the changing needs of today’s beverage consumers, all while delivering certainty of value to our shareholders.”

The vast majority of CBA’s brands are already distributed through A-B’s network of independent wholesalers per the companies’ existing commercial agreement.

“Anheuser-Busch has a long track record of working with its craft partners to help make the U.S. beer category stronger and more vibrant,” said Michel Doukeris, CEO of Anheuser-Busch. “Our partnership with CBA goes back many years and we look forward to supporting CBA as they continue to bring great products to beer drinkers across the U.S.”

CBA would join A-B’s high-performing Brewers Collective – a collection of craft partners spread throughout the country committed to providing consumers with innovative, quality beers and investing in their local communities. In the last three years alone, A-B has invested more than $130 million in its craft partners, allowing them to expand their production volume by an average of 31 percent. A-B’s craft partners have created nearly 1,000 new jobs in their home communities to support their growing breweries.

“The beer industry in the U.S. is competitive and dynamic, with more choices available to consumers than ever before,” said Marcelo “Mika” Michaelis, president, Brewers Collective, Anheuser-Busch. “CBA’s diverse portfolio of regional breweries and innovative lifestyle brands is an excellent complement to our family of craft partners and would continue to help fuel the growth of the craft beer category.”

A-B currently owns a 31.2 percent stake in CBA and has offered $16.50 in cash for the remaining shares.

The transaction is subject to customary closing conditions, including approval by a majority of CBA’s shareholders not affiliated with A-B and certain regulatory approvals. The transaction is expected to close in 2020.

ABOUT CRAFT BREW ALLIANCE

Craft Brew Alliance (CBA) is a leading craft brewing company that brews, brands, and brings to market world-class American craft beers.

Our distinctive portfolio combines the power of Kona Brewing Company, a dynamic, fast-growing national craft beer brand, with strong regional breweries and innovative lifestyle brands: Appalachian Mountain Brewery, Cisco Brewers, Omission Brewing Co., Redhook Brewery, Square Mile Cider Co., Widmer Brothers Brewing, and Wynwood Brewing Co. CBA nurtures the growth and development of its brands in today’s increasingly competitive beer market through our state-of-the-art brewing and distribution capability, integrated sales and marketing infrastructure, and strong focus on innovation, partnerships, and local community.

Formed in 2008, CBA is headquartered in Portland, Oregon and operates breweries and brewpubs across the U.S. CBA beers are available in all 50 U.S. states and 30 different countries around the world. For more information about CBA and our brands, please visit www.craftbrew.com.

ABOUT ANHEUSER-BUSCH

For more than 165 years, Anheuser-Busch has carried on a legacy of brewing great-tasting, high-quality beers that have satisfied beer drinkers for generations. Today, we own and operate 23 breweries, 14 distributorships, and 23 agricultural and packaging facilities, and have more than 18,000 colleagues across the United States. We are home to several of America’s most recognizable beer brands, including Budweiser, Bud Light, Michelob ULTRA and Stella Artois, as well as a number of regional brands that provide beer drinkers with a choice of the best-tasting craft beers in the industry.

From responsible drinking programs and emergency drinking water donations to industry-leading sustainability efforts, we are guided by our unwavering commitment to supporting the communities we call home.

For more information, visit www.anheuser-busch.com or follow Anheuser-Busch on LinkedIn, Twitter, Facebook and Instagram.

ABOUT BREWERS COLLECTIVE

Brewers Collective, a business unit of Anheuser-Busch, is on a mission to energize how people view, consume and experience beer by sharing our joy of brewing. We have an unwavering devotion to our beer, brands, people and communities, and are on a continued pursuit of making the next beer our best one yet. We believe that quality is not an exception, innovation is a standard, and that everyone is welcome within the world of beer. Brewers Collective encourages everyone to drink responsibly, hydrate and get a safe ride home when needed.

Contact:

Jenny McLean, Director of Communications

jenny.mclean@craftbrew.com

Laura Ballantyne

Communications for Brewers Collective, the craft business unit of Anheuser-Busch

Laura.Ballantyne@brewerscollective.com

###

Additional Information about the Merger and Where to Find It:

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In connection with the transaction, Cork will file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”) and A-B and Cork will jointly file a transaction statement on Schedule 13e-3 (the “Schedule 13e-3”), as well as other relevant materials regarding the transaction. Following the filing of the definitive Proxy Statement and Schedule 13e-3 with the SEC, Cork will mail the definitive Proxy Statement and a proxy card and the Schedule 13e-3 to its shareholders the definitive Proxy Statement in connection with the transaction. INVESTORS AND SECURITY HOLDERS OF CBA ARE URGED TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT A-B, CBA, THE TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the Proxy Statement and Schedule 13e-3 (when available) and other documents filed with the SEC by A-B and CBA through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the documents filed with the SEC by CBA in the Investor Relations section of CBA’s website at www.craftbrewallianceinc.gcs-web.com or by contacting CBA’s Investor Relations at Investor.Relations@craftbrew.com or by calling 503-331-7270.

Goldman Sachs & Co. LLC is serving as financial advisor to CBA and Lazard is serving as a financial advisor to A-B. Wachtell, Lipton, Rosen & Katz is acting as legal counsel to CBA. Sullivan & Cromwell LLP is acting as legal counsel to A-B.

Forward Looking Statements:

Some of the statements in this communication are forward-looking statements (or forward-looking information) within the meaning of applicable U.S. securities laws. These include statements using the words “believe,” “target,” “outlook,” “may,” “will,” “should,” “could,” “estimate,” “continue,” “expect,” “intend,” “plan,” “predict,” “potential,” “project,” “intend,” “estimate,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “seek,” “would,” “upside,” “increases,” “goal,” “guidance” and “anticipate,” and similar statements (including where the word “could,” “may,” or “would” is used rather than the word “will”) and the negative of such words and phrases, which do not describe the present or provide information about the past. There is no guarantee that the expected events or expected results will actually occur. Such statements reflect the current views of management of A-B and CBA and are subject to a number of risks and uncertainties. These statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, operational and other factors. Any changes in these assumptions or other factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to A-B and CBA, or persons acting on either on its behalf, and are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. Undue reliance should not be placed on such statements. In addition, material risks that could cause actual results to differ from forward-looking statements include: the inherent uncertainty associated with financial or other projections, including depletions and shipments; the effect of out-of-stock issues and lower contract brewing shipments; price increases; gross margin rate improvement; the level and effect of SG&A expense; the effect of the class action settlement; effective tax rate changes; the risk h that the conditions to the completion of the transaction (including CBA’s ability to obtain the shareholder approval required to consummate the merger and the timing of the closing of the merger) may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule, ; the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement; unanticipated difficulties or expenditures relating to the transaction, the response of business partners and retention as a result of the announcement and pendency of the transaction; an inability to realize synergies and operating efficiencies from the transaction within the expected timeframes or at all; the integration between CBA and A-B may be more difficult, time consuming or costly than expected; revenues following the transaction may be lower than expected; the anticipated size of the markets and continued demand for A-B’s and CBA’s products and the impact of competitive responses to the announcement of the transaction. Additional risks are described under the heading “Risk Factors” in CBA’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 6, 2019, in A-B’s Annual Report on Form 20-F for the year ended December 31, 2018, filed with the SEC on March 22, 2019, and in CBA’s and A-B’s other documents filed with the SEC. Forward-looking statements speak only as of the date they are made. Except as required by law, neither A-B nor CBA has any intention or obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

Participants in Solicitation:

CBA and certain of its respective directors, executive officers and employees, and A-B and certain of its respective directors, executive officers and employees, may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of CBA in connection with the transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement described above when it is filed with the SEC. Additional information regarding CBA’s directors and executive officers is also included in CBA’s proxy statement for its 2019 Annual Meeting of Stockholders, which was filed with the SEC on April 10, 2019, or its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on March 6, 2019. These documents are available free of charge as described above. Additional information regarding A-B’s directors and executive officers is also included in its Annual Report on Form 20-F for the year ended December 31, 2018 filed with the SEC on March 22, 2019.

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2

To: Wholesaler Equity Agreement Managers

From: “A Message from Bob Tallett”

Subject: Expanding Our Partnership with CBA

Wholesaler Partners,

Today, Craft Brew Alliance (“CBA”) and Anheuser-Busch jointly announced an agreement to expand our existing partnership. As the next step in our 25-year commercial relationship, our company has offered to purchase the remaining shares of CBA that we don’t already own.

As you know, A-B cross-brews some of CBA’s products, and many of you already play an integral role in distributing their brands to beer drinkers throughout the U.S. If the expanded partnership is approved by regulators, CBA’s world-class craft breweries would join our Brewers Collective and be a strong complement to our existing premium brand portfolio.

Brewing and distributing the highest-quality, best-tasting beers has been at the core of our relationship since the beginning, and we look forward to welcoming CBA to Brewers Collective. There is no doubt that the proposed expanded partnership with CBA would help move us another step closer to our dream of Leading Future Growth, and we count on you, our wholesaler partners, to join us in that mission.

You can find the joint press release HERE.1

Best wishes,

Bob

[1]	HERE link to the press release found at https://www.anheuser-busch.com/newsroom/2019/11/craft-brew-alliance-and-anheuser-busch-announce-expanded-partner.html.

3

To: Individual GA Stakeholders

From: ABC Representatives

Subject: CBA and A-B Announce Expanded Partnership

Dear [NAME],

Today, Craft Brew Alliance (“CBA”) and Anheuser-Busch jointly announced an agreement to expand their existing partnership. As the next step in the companies’ 25-year commercial relationship, Anheuser Busch has offered to purchase the remaining shares of CBA that it doesn’t already own. This agreement is subject to certain regulatory approvals.

Today’s announcement is just the first step in the process, but if approved, CBA’s world-class portfolio of craft breweries would join Brewers Collective, the craft business unit of Anheuser-Busch. The vast majority of CBA’s brands are already distributed through A-B’s network of independent wholesalers per the companies’ existing commercial agreement.

Brewing and distributing the highest-quality, best-tasting beers has been at the core of CBA and Anheuser-Busch’s relationship since the beginning, and we look forward to working together to help fuel the growth of the craft beer category.

You can find the joint press release HERE.2 Please let me know of questions.

Cheers,

[NAME]

[2]	HERE link to the press release found at https://www.anheuser-busch.com/newsroom/2019/11/craft-brew-alliance-and-anheuser-busch-announce-expanded-partner.html.

4

To: All U.S. Employees

From: “A Message from Mika”

Subject: Expanding Our Partnership with CBA

Team,

Today, Craft Brew Alliance (“CBA”) and A-B jointly announced an agreement to expand our existing partnership. As the next step in our 25-year commercial relationship, our company has offered to purchase the remaining shares of CBA that we don’t already own.

If the expanded partnership is approved by regulators, CBA and its world-class craft breweries would join our Brewers Collective and be great additions to our premium brand portfolio.

Based in Portland, CBA brews and markets some of the world’s most respected and loved craft beers. Their portfolio includes Redhook Ale Brewery, founded in Washington in 1981, Widmer Brothers Brewing, founded in Oregon in 1984, and Kona Brewing Company, Hawaii’s oldest craft brewery, founded in 1994.

CBA has also developed new category leaders, including Omission Beer, the top beer in the gluten-free beer segment, and Square Mile Cider, a tribute to the early American settlers who purchased the first plots of land in the Pacific Northwest.

We look forward to deeper collaboration with CBA’s diverse regional breweries and innovative lifestyle brands. Brewing and distributing the highest-quality, best-tasting beers has been at the core of our relationship since the beginning, and there is no doubt that the addition of CBA would help move us another step closer to our dream of Leading Future Growth.

You can find the joint press release HERE.3

Cheers,

Marcelo “Mika” Michaelis

[3]	HERE link to the press release found at https://www.anheuser-busch.com/newsroom/2019/11/craft-brew-alliance-and-anheuser-busch-announce-expanded-partner.html.

5

To: All Craft Partner Employees

From: “A Message from Mika”

Subject: Expanding Our Partnership with CBA

Team,

Today, Craft Brew Alliance (“CBA”) and A-B jointly announced an agreement to expand our existing partnership. Following certain regulatory approvals, CBA and its world-class portfolio of craft breweries would join Brewers Collective.

This is the next step in our 25-year relationship with CBA, which has always focused on brewing and distributing the highest-quality, best-tasting beers to consumers.

Based in Portland, CBA brews and markets some of the world’s most respected and loved craft beers. Their portfolio includes Redhook Ale Brewery, founded in Washington in 1981, Widmer Brothers Brewing, founded in Oregon in 1984, and Kona Brewing Company, Hawaii’s oldest craft brewery, founded in 1994.

CBA has also developed new category leaders, including Omission Beer, the top beer in the gluten-free beer segment, and Square Mile Cider, a tribute to the early American settlers who purchased the first plots of land in the Pacific Northwest We look forward to welcoming CBA diverse regional breweries and innovative lifestyle brands to Brewers Collective and working together with you all to continue to fuel the growth of the craft beer category.

You can find the joint press release HERE.4

Cheers,

Marcelo “Mika” Michaelis

[4]	HERE link to the press release found at https://www.anheuser-busch.com/newsroom/2019/11/craft-brew-alliance-and-anheuser-busch-announce-expanded-partner.html.

*****

Additional Information about the Merger and Where to Find It:

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In connection with the transaction, the Company will file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”) and ABC and the Company will jointly file a transaction statement on Schedule 13e-3 (the “Schedule 13e-3”), as well as other relevant materials regarding the transaction. Following the filing of the definitive Proxy Statement and Schedule 13e-3 with the SEC, the Company will mail the definitive Proxy Statement and a proxy card and the Schedule 13e-3 to its shareholders the definitive Proxy Statement in connection with the transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ABC, THE COMPANY, THE TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the Proxy Statement and Schedule 13e-3 (when available) and other documents filed with the SEC by ABC and the Company through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the documents filed with the SEC by the Company in the Investor Relations section of the Company’s website at www.craftbrewallianceinc.gcs-web.com or by contacting the Company’s Investor Relations at Investor.Relations@Craftbrew.com or by calling 503-331-7270.

Forward Looking Statements:

Some of the statements in this communication are forward-looking statements (or forward-looking information) within the meaning of applicable U.S. securities laws. These include statements using the words “believe,” “target,” “outlook,” “may,” “will,” “should,” “could,” “estimate,” “continue,” “expect,” “intend,” “plan,” “predict,” “potential,” “project,” “intend,” “estimate,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “seek,” “would,” “upside,” “increases,” “goal,” “guidance” and “anticipate,” and similar statements (including where the word “could,” “may,” or “would” is used rather than the word “will”) and the negative of such words and phrases, which do not describe the present or provide information about the past. There is no guarantee that the expected events or expected results will actually occur. Such statements reflect the current views of management of the Company and are subject to a number of risks and uncertainties. These statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, operational and other factors. Any changes in these assumptions or other factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to the Company, or persons acting on its behalf, and are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. Undue reliance should not be placed on such statements. In addition, material risks that could cause actual results to differ from forward-looking statements include: the inherent uncertainty associated with financial or other projections, including depletions and shipments; the effect of out-of-stock issues and lower contract brewing shipments; price increases; gross margin rate improvement; the level and effect of SG&A expense; the effect of the class action settlement; effective tax rate changes; the risk that the conditions to the completion of the transaction (including the Company’s ability to obtain the shareholder approval required to consummate the merger and the timing of the closing of the merger) may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement; unanticipated difficulties or expenditures relating to the transaction, the response of business partners and retention as a result of the announcement and pendency of the transaction; an inability to realize synergies and operating efficiencies from the transaction within the expected timeframes or at all; the integration between Cork and A-B may be more difficult, time consuming or costly than expected; revenues following the transaction may be lower than expected; the anticipated size of the markets and continued demand for ABC’s products and the impact of competitive responses to the announcement of the transaction. Additional risks are described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 6, 2019. Forward-looking statements speak only as of the date they are made. Except as required by law, neither ABC nor the Company has any intention or obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

Participants in Solicitation:

The Company and certain of its respective directors, executive officers and employees, and ABC and certain of its respective directors, executive officers and employees, may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of the Company in connection with the transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement described above when it is filed with the SEC. Additional information regarding the Company’s directors and executive officers is also included in the Company’s proxy statement for its 2019 Annual Meeting of Shareholders, which was filed with the SEC on April 10, 2019, or its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on March 6, 2019. These documents are available free of charge as described above. Additional information regarding ABC’s directors and executive officers is also included in its Annual Report on Form 20-F for the year ended December 31, 2018, filed with the SEC on March 22, 2019.